Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (333-265882) of Huadi International Group Co., Ltd. of our report dated February 15, 2023 for the year then ended September 30, 2022, relating to the consolidated financial statements which are incorporated in Huadi International Group Co., Ltd.’s Annual Report on Form 20-F as of September 30, 2024 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ TPS Thayer, LLC

Sugar Land, Texas

January 30, 2025